UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2014

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 16, 2014, the Company held its annual meeting of stockholders at the Atlanta Marriott Perimeter Center at 246 Perimeter Center Parkway, NE in Atlanta, Georgia. The following matters were submitted to the stockholders for a vote:

The Company's stockholders elected the following individuals to its board of directors to serve until the 2015 annual meeting of the stockholders and until their successors are duly elected and qualified:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Charles R. Brown	42,200,673	1,371,048	41,023,880
Richard W. Carpenter	42,205,924	1,365,797	41,023,880
Bud Carter	42,173,998	1,397,723	41,023,880
John L. Dixon	42,313,420	1,258,301	41,023,880
Murray J. McCabe	42,427,590	1,144,131	41,023,880
E. Nelson Mills	42,209,233	1,362,488	41,023,880
George W. Sands	42,420,689	1,151,032	41,023,880
Neil H. Strickland	42,264,511	1,307,210	41,023,880
Thomas G. Wattles	42,338,183	1,233,538	41,023,880

The Company's stockholders voted to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2014, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
82,791,364	714,735	1,089,502

The Company's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
38,958,286	2,760,643	1,852,792	41,023,880

The Company's stockholders indicated their preference, on an advisory basis, for holding future advisory votes on executive compensation on an annual basis as follows:

Number of Shares Voted for One Year	Number of Shares Voted for Two Years	Number of Shares Voted for Three Years	Number of Shares Abstained	Broker Non-Votes
35,715,430	955,442	4,149,770	2,751,079	41,023,880

Based on the stockholders' vote, the board of directors determined that future advisory votes on executive compensation will be held on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

July 21, 2014	By:	/s/ James A. Fleming
James A. Fleming
Principal Financial Officer